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                                                                    Exhibit 99.3


                                  FORM OF PROXY

                                 GLOBALNET, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     FOR THE SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON MARCH [14], 2002

The undersigned stockholder(s) of GlobalNet, Inc., a Nevada corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement and hereby appoints Robert J. Donahue and Colum P. Donahue, each with the full authority to act without the other and with the power to appoint his substitute, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated on this proxy card, all the shares of Common Stock of GlobalNet, Inc. held of record by the undersigned on February [13], 2002 at the Special Meeting of Stockholders, to be held at [10:00 a.m.] on March [14], 2002, at The DuPage Club, located at 1901 South Meyers Road, Oakbrook Terrace, Illinois 60181, and at any adjournment or adjournments thereof, as indicated, on the matters set forth on the reverse side.

                (Continued and to be signed on the reverse side)

Please date, sign and mail your proxy card back as soon as possible!


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                         SPECIAL MEETING OF STOCKHOLDERS

                                 GLOBALNET, INC.

                                MARCH [14], 2002

                 Please Detach and Mail in the Envelope Provided

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1. Approval of Agreement and Plan of Merger, dated as of January 6, 2002 among the Titan Corporation, a Delaware corporation, T T III Acquisition Corp., a Nevada corporation and GlobalNet, Inc., a Nevada corporation.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

2. In their discretion, to act upon any other matter or matters as may properly come before the meeting or any adjournment or adjournments thereof.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

THERE ARE IMPORTANT RISKS ABOUT THE MERGER TRANSACTION THAT YOU SHOULD BE AWARE OF. PLEASE SEE THE "RISK FACTORS" SECTION CONTAINED IN THE PROXY
STATEMENT-PROSPECTUS BEFORE SIGNING AND RETURNING YOUR PROXY.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT AS FULLY DESCRIBED IN THE NOTICE OF SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT, AND AS THE PROXIES DEEM ADVISABLE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated: ____________, 2002

                                        -------------------
                                        Signature


                                        -------------------
                                        Signature

NOTE: This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.